EXHIBIT 21.1

                   SUBSIDIARIES OF MIDDLE AMERICAN TISSUE INC.

                                                             State or other
                                                             jurisdiction of
                                                            incorporation or
                 Name of Subsidiary                          organization
                 ------------------                          ------------

               American Tissue Inc.                            Delaware

             100 Realty Management LLC                         New York

           American Cellulose Mill Corp.                       New York

            American Tissue Corporation                        New York

      American Tissue Mills of Greenwich LLC                   New York

        American Tissue Mills of Neenah LLC                    New York

   American Tissue Mills of New Hampshire, Inc.                New York

      American Tissue Mills of New York, Inc.                  New York

       American Tissue Mills of Oregon, Inc.                   New York

     American Tissue Mills of Wisconsin, Inc.                  New York

   American Tissue--New Hampshire Electric Inc.                New Hampshire

            Berlin Mills Railway, Inc.                         New Hampshire

            Calexico Tissue Company LLC                        New York

                 Coram Realty LLC                              New York

                Engineers Road LLC                             New York

      Fabricaciones Metalicas Mexicanas, S.A.                  Mexico

               Gilpin Realty Corp.                             New York

                     Grand LLC                                 New York

               Hydro of America LLC                            Delaware

              Landfill of America LLC                          Delaware

                   Markwood LLC                                New York

               Paper of America LLC                            Delaware

            Pulp & Paper of America LLC                        New York

                Pulp of America LLC                            Delaware

              Railway of America LLC                           Delaware

                Saratoga Realty LLC                            New York

               Tagsons Papers, Inc.                            New York

               Unique Financing LLC                            New York